UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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Soliciting Materials under §240.14a-12

S&P Global Inc.

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01 - Marco Alverà04 - Charles E. Haldeman, Jr.07 - Monique F. Leroux02 - William J. Amelio05 - Stephanie C. Hill08 - Maria R. Morris03 - William D. Green06 - Rebecca Jacoby09 - Douglas L. PetersonFor Against Abstain For Against Abstain For Against Abstain1 P C F10 - Edward B. Rust, Jr. 11 - Kurt L. Schmoke 12 - Richard E. ThornburghUsing a black ink pen, mark your votes with an X as shown in this example.Please do not write outside the designated areas.030TGF++Proposals — The Board of Directors recommend a vote FOR all the director nominees listed A and FOR Proposals 2 – 5.2. Vote to approve, on an advisory basis, the executivecompensation program for the Company’s named executiveofficers.3. Vote to approve the Company’s 2019 Stock Incentive Plan.1. Election of Directors:For Against AbstainPlease sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please givefull title.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.4. Vote to approve the Company’s Director Deferred StockOwnership Plan, as Amended and Restated.5. Vote to ratify the selection of Ernst & Young LLP as ourindependent Registered Public Accounting Firm for 2019.And, in their discretion, in the transaction of such other businessas may properly come before the Meeting.qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q2019 Annual Meeting Proxy CardFor Against Abstain000004MR A SAMPLEDESIGNATION (IF ANY)ADD 1ADD 2ADD 3ADD 4ADD 5ADD 6ENDORSEMENT_LINE______________ SACKPACK_____________1234 5678 9012 345MMMMMMMMMMMMMMMMMMMMMMMM4 1 4 6 6 6MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE ANDMR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE ANDMR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE ANDC 1234567890 J N TC123456789MMMMMMMMMMMMMMMMMMM000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 extIf no electronic voting,delete QR code and control #Δ ≈You may vote online or by phone instead of mailing this card.OnlineGo to www.investorvote.com/SPGI or scanthe QR code — login details are located inthe shaded bar below.Save paper, time and money!Sign up for electronic delivery atwww.investorvote.com/SPGIPhoneCall toll free 1-800-652-VOTE (8683) withinthe USA, US territories and CanadaVotes submitted electronically must be received by11:00 AM, EDT, on May 9, 2019. 401(k) participantsmust vote by 2:00 PM, EDT, on May 7, 2019; see noteon reverseYour vote matters – here’s how to vote!

Notice of 2019 Annual Meeting of ShareholdersProxy Solicited by Board of Directors for Annual Meeting — May 9, 2019The undersigned appoints Taptesh (Tasha) K. Matharu and Steven J. Kemps, and each of them, as proxies with full power of substitution, to vote the shares of stockof S&P Global Inc. (the “Company”), which the undersigned is entitled to vote, at the Annual Meeting of Shareholders of the Company to be held at the principaloffices of the Company, 55 Water Street, New York, NY 10041 on Thursday, May 9, 2019, at 11:00 a.m. (EDT), and any adjournment thereof.Note to 401(k) Participants. If you are a current or former employee of the Company, this card also provides voting instructions for shares held in The 401(k) Savingsand Profit Sharing Plan (the “Plan”) of S&P Global Inc. and Its Subsidiaries. If you are a participant in the Plan and have shares of common stock of the Companyallocated to your account under the Plan, you have the right to direct The Northern Trust Company, the Trustee of the Plan (the “Trustee”), to vote the shares heldin your account. The Trustee will vote allocated shares for which no direction is received and unallocated shares, if any (together “Undirected Shares”), in the sameproportion as the shares for which direction is received, subject to the Plan documents. Computershare, the Company’s transfer agent, must receive yourinstructions by 2:00 p.m. (EDT) on May 7, 2019 in order to communicate your instructions to the Trustee, who will then vote all the shares of common stock of S&PGlobal Inc. which are credited to the undersigned’s account as of March 18, 2019. Under the Plan, you are a “named fiduciary” for the purpose of voting shares inyour account and your proportionate share of the Undirected Shares. This means that you have ultimate authority to control the manner in which the shares arevoted. By submitting voting instructions by telephone, Internet, or by signing and returning this voting instruction card, you direct the Trustee to vote these shares,in person or by proxy, as designated herein, at the Annual Meeting of Shareholders. (See reverse side for voting instructions)(Items to be voted appear on reverse side)S&P Global Inc.qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qChange of Address — Please print new address below. Comments — Please print your comments below.C Non-Voting Items++Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.The material is available at: www.investorvote.com/SPGIADMISSION TICKETS&P Global Inc.2019 Annual Meeting of ShareholdersThursday, May 9, 201910:00 a.m. (EDT) - Registration opens (Lobby)11:00 a.m. (EDT) - Annual Meeting (36th floor Conference Center)55 Water StreetNew York, New York 10041-0003If you wish to attend the Annual Meeting of Shareholders in person, please present this admission ticket and a valid pictureidentification at the meeting registration desk. Cameras, large bags, briefcases, packages, recording equipment and other electronicdevices will not be permitted at the Annual Meeting.Annual Meeting Available by WebcastTo listen to the Annual Meeting, go to http://investor.spglobal.com and click on the link for the live webcast.